UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2022
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ROOT, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39658	84-2717903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 E. Rich Street, Suite 500 Columbus, Ohio		43215
(Address of Principal Executive Offices)		(Zip Code)
(866) 980-9431
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ROOT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 22, 2022, Root, Inc. (the “Company”) announced the appointment of Robert Bateman to serve as its Chief Financial Officer effective April 11, 2022. In this capacity, Mr. Bateman will be the Company’s principal financial officer.

Mr. Bateman, 55, has served as President and Chief Financial Officer of Ategrity Specialty Insurance Company, an excess and surplus lines carrier, since September 2020. Prior to that, Mr. Bateman served as Chief Financial Officer and Treasurer of Amerisure Insurance Company, a commercial lines carrier, from April 2019 until November 2019; Executive Vice President and Chief Financial Officer of Infinity Property & Casualty Corporation, a specialty auto carrier, from October 2015 until March 2019; and other financial positions in the insurance industry prior to that.

In connection with Mr. Bateman’s appointment as the Company’s Chief Financial Officer, the Company and Mr. Bateman entered into an executive employment agreement, effective as of April 11, 2022 (the “Employment Agreement”). The Employment Agreement provides that Mr. Bateman will receive an annual base salary of $500,000 and he will be eligible to participate in the Company’s annual incentive program with a target bonus opportunity equal to 100% of his base salary. His actual bonus will be based on performance relative to the performance goals established under the annual incentive program with a minimum bonus of $500,000 for 2022 to be paid in 2023. The Employment Agreement also provides that Mr. Bateman will receive a one-time grant of restricted stock units with a grant date value of $1,200,000. This grant is being made under the Root, Inc. 2020 Equity Incentive Plan on April 11, 2022, and will vest in two substantially equal annual installments starting on the first anniversary of the grant date, subject to Mr. Bateman’s continuous service with the Company through the applicable vesting dates. In addition, the Employment Agreement provides that Mr. Bateman’s target long-term incentive grant value for 2023 will be $1,800,000. In addition, pursuant to the Employment Agreement, Mr. Bateman will be eligible for severance benefits upon an involuntary termination and accelerated vesting of equity in certain circumstances. The foregoing description of the Employment Agreement is qualified by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Bateman will be eligible to participate in the Company's other benefit plans and programs such as health and life insurance, income protection in a circumstance of long-term or short-term disability and 401(k) retirement plan, descriptions of which are included in the Company’s Definitive Proxy Statement for the 2021 Annual Meeting of Stockholders, filed on Schedule 14A with the Securities and Exchange Commission on April 29, 2021.

Other than with respect to the matters described above, there are no arrangements or understandings between Mr. Bateman and any other persons pursuant to which Mr. Bateman was appointed the Company’s Chief Financial Officer. There are also no family relationships between Mr. Bateman and any director or executive officer of the Company and Mr. Bateman has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Bateman will succeed Daniel Rosenthal, who the Company previously announced was appointed Chief Revenue and Operating Officer, as Chief Financial Officer and the Company’s principal financial officer.

Item 8.01 Other Events.

A copy of the press release announcing certain of the matters described under Item 5.02 of this Current Report on Form 8-K is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement
99.1	Press Release dated March 22, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT, INC.

Dated: March 23, 2022
	By:	/s/ Alexander Timm
Alexander Timm
Chief Executive Officer and Director